Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Dynacast International LLC

Dynacast Finance Inc.

Exchange Offer for All Outstanding

9.25% Senior Secured Second Lien Notes due 2019 and Related Guarantees

Pursuant to the Prospectus Dated                         , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2012 UNLESS EXTENDED (SUCH TIME AND DATE AS EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

Union Bank, N.A.

Complete and Return Original by Mail, Courier or Overnight Delivery to:

Union Bank, N.A.

Corporate Trust Department

120 South San Pedro Street, 4th Floor

Los Angeles, CA 90012

Attn: Josefina Benavides/Linh Duong

Telephone inquiries: (213) 972-5660 or (213) 972-5664

Fax: (213) 972-5695

Email: josefina.benavides@unionbank.com

Email: linh.duong@unionbank.com

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

As set forth in the prospectus dated                     , 2012 (the “Prospectus”) of Dynacast International LLC, a Delaware limited liability company, and Dynacast Finance Inc., a Delaware corporation (together, the “Issuers”), Dynacast International Inc., the Issuers’ parent company, and certain of its subsidiaries (Dynacast International Inc. and such subsidiaries together, the “Guarantors”), and the related letter of transmittal (the “Letter of Transmittal”), this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Issuers’ offer (the “Exchange Offer”) to exchange up to $350,000,000 aggregate principal amount of their 9.25% Senior Secured Second Lien Notes due 2019 and related guarantees of the Guarantors that have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for any and all of the outstanding 9.25% Senior Secured Second Lien Notes due 2019 of the Issuers and related guarantees of the Guarantors that were originally sold pursuant to a private placement transaction (the “Outstanding Notes”), if (i) Outstanding Notes are not immediately available, (ii) Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined in the Letter of Transmittal) or (iii) the applicable book-entry transfer procedures cannot be completed on a timely basis. This Notice of Guaranteed Delivery must be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery, or transmitted via facsimile, to the Exchange Agent as set forth above.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of which are hereby acknowledged), the undersigned hereby tenders to the Issuers, the aggregate principal amount of Outstanding Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal.

The undersigned understands that no withdrawal of a tender of Outstanding Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Outstanding Notes to be effective, a written notice of withdrawal must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

The undersigned understands that issuance of the Exchange Notes by the Exchange Agent for Outstanding Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Outstanding Notes in proper form for transfer (or book-entry confirmation of the transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”) and a Letter of Transmittal (or facsimile thereof) with respect to such Outstanding Notes, properly completed and duly executed, with any required signature guarantees, or a properly transmitted Agent’s Message, and any other documents required by the Letter of Transmittal.

None of the authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

Name of Tendering Holder:

Principal Amount of Outstanding Notes Tendered:

Certificate Nos.:

Name of Registered or Acting Holder:

Signature(s):

Title:

Dated:

Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

☐	Check this Box if the Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company.

DTC Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a member of a recognized signature guarantee medallion program or an “eligible guarantor institution,” as such term is defined under Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deposit with the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery, within three New York Stock Exchange trading days after the Expiration Date, certificates for all tendered Outstanding Notes, in proper form for transfer, or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an appropriate Agent’s Message (as defined in the Letter of Transmittal), and all other required documentation.

Name of Firm:

(Authorized Signature)

Address:

(Zip Code)

Area Code and Tel. No.:

Name:
(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of holders and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. See Instruction 2 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement, or any change whatsoever.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3. Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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